EXHIBIT 23.1



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                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Numbers 333-103259 and 333-105647 of Whispering Oaks International, Inc. on Form S-8 of our report dated May 14, 2004, appearing in this Annual Report on Form 10-KSB of Whispering Oaks International, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Registration Statements.


Stonefield Josephson, Inc.


Santa Monica, California
July 9, 2004